UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2008, Westwood One, Inc. (the “Company”) closed on the issuance of 75,000 shares of 7.50% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), and warrants to purchase (1) up to 3,330,000 shares of Common Stock at a strike price of $5.00 per share, (2) up to 3,330,000 shares of Common Stock at a strike price of $6.00 per share, and (3) up to 3,340,000 shares of Common Stock at a strike price of $7.00 per share ((1)-(3) collectively, the “Warrants”), for an aggregate purchase price of $75,000,000, in each case pursuant to a Purchase Agreement, dated as of February 25, 2008 (the “Purchase Agreement”), between the Company and Gores Radio Holdings, LLC (together with certain related entities, “Gores”), an entity managed by The Gores Group, LLC. The terms of the Purchase Agreement and transactions contemplated therein, including the terms of the Convertible Preferred Stock and the Warrants, were set forth in a definitive proxy statement filed with the SEC on May 14, 2008 (the “May 2008 Proxy Statement”) and in a Form 8-K filed by the Company with the SEC on February 27, 2008.

Convertible Preferred Stock

In connection with the issuance of the Convertible Preferred Stock, on June 19, 2008, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, which certificate sets forth the powers, preferences, rights, qualifications, limitations and restrictions of the Convertible Preferred Stock. The terms of the Convertible Preferred Stock are described on pages 18-20 under the caption “Description of the Convertible Preferred Stock” in the May 2008 Proxy Statement which is incorporated herein by reference. However, any description of the Convertible Preferred Stock is qualified by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Warrants

Under the terms of the Purchase Agreement, on June 19, 2008, the Company issued to Gores four-year warrants to purchase up to 10,000,000 shares of Common Stock in three substantially equal tranches at exercise prices of $5.00, $6.00 and $7.00 per share, as described above. The exercise prices are subject to adjustment upon certain events, including stock splits or combinations, stock dividends and similar events. The terms of the Warrants are described on pages 20-21 under the caption “Description of the Warrants” in the May 2008 Proxy Statement which is incorporated herein by reference. However, any description of the Warrants is qualified by reference to the full text of the form Warrant, a copy of which was filed as Appendix III to the May 2008 Proxy Statement.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

The issuance and sale of the Convertible Preferred Stock and the Warrants contemplated by the Purchase Agreement are exempt from registration under the Securities Act and/or Regulation D promulgated under the Securities Act. Gores has represented to the Company that it is an “accredited investor” as defined in Regulation D and that such securities are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.03.

On June 19, 2008, the Company filed the Certificate of Designations. Such Certificate of Designations provides certain preferential voting and distribution rights to the holders of the Convertible Preferred Stock vis-à-vis holders of the Company’s common stock. In addition, because of the convertible nature of the Convertible Preferred Stock, holders of the Company’s common stock may have their respective ownership interests diluted should the Convertible Preferred Stock be converted into common stock.

Also on June 19, 2008, the Company filed a Certificate of Amendment which deletes Article Fourteenth and Article Fifteenth from the Company’s Restated Certificate of Incorporation. Article Fourteenth included provisions that required the affirmative vote of 75% of the outstanding voting power of the Company and shares representing a majority of the outstanding voting power of the Company held by disinterested shareholders to approve material transactions with a 5% or greater shareholder. Article Fifteenth extended customary statutory appraisal rights (whereby shareholders could petition for an appraisal by the Delaware Chancery Court to determine the fair value of their shares in connection with a merger or consolidation involving the Company) to other types of transactions involving interested shareholders such as substantial asset sales and amendments to the Company’s Certificate of Incorporation. These amendments were conditions to the Second Closing (i.e., the closing of the sale of issuance of the Convertible Preferred Stock and Warrants). However, any description of the Certificate of Amendment is qualified by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As part of the Second Closing, the Board of Directors (the “Board”) of the Company was increased to eleven (11) members. Of such directors in accordance with the terms of the Purchase Agreement and the Certificate of Designations, Purchasers holding a majority of the Convertible Preferred Stock are entitled to designate three (3) directors and one “independent” director (such independence being determined within the meaning of NYSE listing standards). In connection with the foregoing, Gerald Greenberg resigned as a director of the Board effective on the date of the Second Closing. Mr. Greenberg served as the Chair of the Compensation Committee and was a member of the Audit Committee.

(d) Effective on the date of the Second Closing, the following directors were elected to the Company’s Board pursuant to the terms of the Purchase Agreement and the Certificate of Designations: Scott Honour, Mark Stone and Ian Weingarten. In addition, Emanuel Nunez was elected as an “independent” director, following his nomination by the Purchasers and the Company’s determination that Mr. Nunez is “independent” pursuant to the NYSE rules. Additionally, pursuant to NYSE rules that require that the Audit Committee be comprised of three independent directors, Mr. Nunez was named to the Audit Committee to replace Mr. Greenberg. He will also serve on the Nominating and Governance Committee. Mr. Ming, currently a Company director, was named as Chair of the Compensation Committee to replace Mr. Greenberg. The biographies of each of the aforementioned directors named by the Purchasers are set forth below:

Scott Honour

Mr. Honour joined Gores in 2002 and is currently Senior Managing Director of The Gores Group, LLC, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the managing member of Gores Radio Holdings, LLC. Mr. Honour is responsible for originating and structuring transactions and pursuing strategic initiatives at Gores. From 2001 to 2002, Mr. Honour served as a Managing Director at UBS Warburg, where he was responsible for relationships with technology-focused financial sponsors, including Gores, and created the firm’s Transaction Development Group, which brought transaction ideas to financial sponsors, including Gores. Prior to joining UBS Warburg, Mr. Honour was an investment banker at Donaldson, Lufkin & Jenrette where he executed a variety of mergers and acquisitions, high yield financing, equity offering and restructuring assignments. Mr. Honour also served as a Vice President in DLJ’s Merchant Banking Group from 1995 to 1997. Mr. Honour earned his B.S. in Business Administration and B.A. in Economics, cum laude, from Pepperdine University, and his M.B.A. from the Wharton School of the University of Pennsylvania with an emphasis in finance and marketing. Mr. Honour is also a director of various Gores portfolio companies.

Mark Stone

Mr. Stone is currently President, Gores Operations Group, and Senior Managing Director of The Gores Group, LLC, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the managing member of Gores Radio Holdings, LLC. Mr. Stone has responsibility for Gores’ worldwide operations group, oversight of all Gores portfolio companies and operational due diligence efforts. Mr. Stone joined Gores in 2005 from Sentient Jet, a provider of private jet membership, where he served as CEO from 2002 to 2004. Prior to Sentient Jet, Mr. Stone served as CEO of Narus from 1998 to 2002, a global telecommunication software company and Sentex Systems from 1997 to 1998, an international security and access control manufacturing company. From 1996 to 1997, Mr. Stone was Corporate General Manager of Citysearch (now an operating business of IAC/InterActiveCorp). Mr. Stone spent five plus years with the Boston Consulting Group from 1990 to 1996, a global strategy and operations consulting firm, as a member of their high technology and industrial goods practices – serving in BCG’s Boston, London, Los Angeles and Seoul, Korea offices. Mr. Stone holds an MBA in Finance and Multinational Management from The Wharton School and a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine. Mr. Stone is also a director of various Gores portfolio companies.

Ian Weingarten

Mr. Weingarten is currently a Managing Director of The Gores Group, LLC, which is the investment manager of Gores Capital Partners L.P., Gores Capital Partners II, L.P. and their related investment entities, and the managing member of Gores Radio Holdings, LLC. Prior to joining The Gores Group in 2002, Mr. Weingarten was a director at UBS Investment Bank. Prior thereto, Mr. Weingarten had been an investment professional at Apollo Management, L.P. as well as a private investment firm investing capital for two high net worth families. Mr. Weingarten had previously been a member of the mergers & acquisitions group within the investment banking division at Goldman Sachs & Co. Mr. Weingarten graduated summa cum laude from The Wharton School of the University of Pennsylvania, with a B.S. in Economics and a dual concentration in Finance and Entrepreneurial Management. Mr. Weingarten is also a director of various Gores portfolio companies and is a member of the Board of Governors at Cedars-Sinai Medical Center.

Emanuel Nunez

Mr. Nunez is currently an agent in the Motion Picture department of Creative Artists Agency (CAA), a talent and literary agency based in Los Angeles, with offices in New York, Nashville, London, and Beijing. Prior to joining CAA in 1991, Mr. Nunez was at International Creative Management (ICM) and was an attorney for an entertainment law firm in Los Angeles. At CAA, Mr. Nunez is involved in the representation of actors, directors, production companies and film financiers with respect to transactions ranging from traditional talent employment and production arrangements, to the territorial sales of motion picture distribution rights worldwide, as well as the structuring of many international co-productions. His department has expanded the role of the traditional talent agent by representing the financing and distribution arrangements of more than 160 films over the past 16 years. Mr. Nunez also focuses on exploring financial opportunities for CAA clients in emerging markets, ranging from the US Hispanic market to India and Russia. In 2006, Nunez was named a Commissioner for the Latin Media & Entertainment Commission, an organization that advises the Mayor of New York City on strategic business development of the Latin Media and Entertainment Industry. Mr. Nunez holds a J.D. from the Pepperdine University School of Law and a B.S. from Rutgers University.

Section 8 Other Events

Item 8.01 Other Events

On June 19, 2008, the Company issued a joint press release with Gores announcing the issuance and sale of the Convertible Preferred Stock and Warrants as described in Item 1.01 hereof. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits

(d) Exhibits: The following is a list of the exhibits filed as a part of this Form 8-K

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 19, 2008
4.1	Certificate of Designations for the 7.50% Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 19, 2008.
99.1	Joint Press Release, dated June 19, 2008, of Westwood One, Inc. and Gores Radio Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: June 24, 2008	By:	/s/ David Hillman

Name: David Hillman
Title: Chief Administrative Officer; EVP,
Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 19, 2008
4.1	Certificate of Designations for the 7.50% Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on June 19, 2008.
99.1	Joint Press Release, dated June 19, 2008, of Westwood One, Inc. and Gores Radio Holdings, LLC.